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                                  EXHIBIT 11.1

                        DENAMERICA CORP. AND SUBSIDIARIES
              STATEMENT RE: COMPUTATION OF PER SHARE INCOME (LOSS)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                 PERIOD ENDED
                                                         ------------------------------
                                                          MARCH  27,         APRIL 2,
             DESCRIPTION                                    1996               1997
                                                         -----------       ------------
                                                         (13 weeks)         (13 weeks)

Loss before extraordinary item ....................      $      (677)      $       (589)
Extraordinary item - loss on extinguishment of debt             (497)              --
                                                         -----------       ------------

Net loss ..........................................           (1,174)              (589)

Less:  Preferred stock dividend and accretion .....             (149)              --
                                                         -----------       ------------

Net loss applicable to common shareholders ........      $    (1,323)      $       (589)
                                                         ===========       ============

Loss before extraordinary item per
  common and common equivalent share ..............      $      (.10)      $       (.04)
Extraordinary item - loss on extinguishment
  of debt per common and common equivalent share ..             (.09)              --
                                                         -----------       ------------

Net loss per common and common
  equivalent share ................................      $      (.19)      $       (.04)
                                                         ===========       ============

Weighted average common and common equivalent
   shares outstanding .............................        6,938,000         13,424,000
                                                         ===========       ============
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